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                                  INFONAUTICS, INC.

                          Computation of Earnings Per Share

                                    THREE MONTHS OF ENDED MARCH 31,
                                      1996                     1995
                                  -------------------------------------

Net loss applicable to
   common shares                  ($3,015,320)             ($1,013,351)
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Weighted average number
   of shares outstanding
   during the period                3,963,466                3,963,466

Incremental shares
   calculated per
   SAB Topic 4:D                    2,098,823                2,098,823
                                  -----------              -----------

Total weighted average
   number of common and
   equivalent shares
   outstanding                      6,062,289                6,062,289
                                  -----------              -----------
                                  -----------              -----------

Net loss per common
   equivalent share                    ($0.50)                  ($0.17)
                                  -----------              -----------
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